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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 30, 2005

Timberline Resources Corporation

(Exact Name of Registrant as Specified in its Charter)

IDAHO	000-51549	82-0291227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 West 16th Avenue, Spokane, Washington	99203
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 747-5225

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

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Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of

Principal Officers.

On December 30, 2005, Timberline Resources Corporation (the “Company”) announced in a press release that, effective January 1, 2006, its Chairman of the Board of Directors, John Swallow, will become the Company’s Chief Executive Officer, and Stephen Goss, its President and a director, will remain as an officer and director with a yet to be determined title.

The same press release also announced the results of the Company’s Phase I Exploration of its Snowstorm Project and its Phase II Exploration Proposal of the project. See Item 8.01, below.

The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01

Other Events.

On December 30, 2005, the Company issued a press release announcing the results of its Phase I Exploration of its Snowstorm Project. Specifically, the announcement indicated that the results failed to indicate the presence of an economic Troy-type deposit over a broad area west of the Snowstorm Mine. However, the announcement also indicated that at least three high-potential targets remain to be tested and are included in Timberline's Phase II exploration proposal with which it intends to proceed.

The same press release also announced the appointment of John Swallow as the Company’s Chief executive Officer. See Item 5.02, above.

The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(c) Exhibits.

99.1

Timberline Resources Corporation’s December 30, 2005 Press Release.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION

Date:    December 30, 2005

By:   /s/ Stephen V. Goss

---------------------------------------------------------

Stephen V. Goss

President